                                                                   Exhibit 23.2




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 2002, with respect to the financial statements of Goodman Fielder Limited included in the Registration Statement (Form F-4 No. 333-98141) and related Prospectus of Burns, Philp & Company Limited for the registration of $400,000,000, 9 3/4% Series B Senior Subordinated Notes due 2012.


                                                  /s/ Ernst & Young

                                                  Ernst & Young


Sydney, Australia
July 16, 2003